Exhibit 10.1

RETIREMENT AGREEMENT
THIS RETIREMENT AGREEMENT (this “Agreement”), entered into on January 18, 2018 and dated as of January 14, 2018, by and between Lexington Realty Trust, with its principal place of business at One Penn Plaza, Suite 4015, New York, NY 10119-4015 (the “Company”), and Richard J. Rouse, residing at the address set forth on the signature page hereof (“Executive”).
WHEREAS, Executive is employed by the Company as its Vice Chairman, Chief Investment Officer and Advisory Trustee pursuant to that certain Employment Agreement, dated as of January 15, 2015 (the “Employment Agreement”);
WHEREAS, Executive desires to retire from employment with the Company on January 14, 2018 (the “Retirement Date”); and
WHEREAS, to facilitate Executive’s transition, Executive agrees to make himself available to provide services to the Company on the terms and conditions set forth herein.
Accordingly, the parties hereto agree as follows:

1.	Retirement.

a.Employment Agreement. The Employment Agreement terminated by its terms on January 14, 2018 and Executive agrees that no amounts shall be due under the Employment Agreement.
b.Retirement. Executive shall retire from employment with the Company and its subsidiaries and affiliates (collectively, the “Company Group”) on the Retirement Date. Executive shall continue to receive Executive’s current annual base salary in the amount of $530,000 per year (the “Base Salary”) and healthcare benefits in accordance with the Company’s usual and customary payroll and benefits practices (it being understood that the amount of the Base Salary shall not be increased prior to the Retirement Date) through the Retirement Date. In that regard, as of the Retirement Date, (i) Executive’s position as Vice Chairman of the Company, (ii) Executive’s position as Advisory Trustee of the Board of Trustees of the Company (the “Board”), and (iii) all other officer positions, directorships, trusteeships and other positions that Executive holds with the Company Group shall terminate.
c.Separation Payment. Subject to Executive’s compliance with the terms and conditions of this Agreement, the Company shall make a lump sum payment to Executive in the amount of $278,400 on or about January 31, 2018 (the “Separation Payment”). The Separation Payment is subject to Executive’s signing and not revoking the Release Agreement substantially in the form attached hereto as Exhibit A (the “Release Agreement”); provided that the Release Agreement is effective within 30 days following the Retirement Date. The Separation Payment shall not be paid to Executive unless the Release Agreement becomes effective in accordance with the deadline specified in the preceding sentence.

d.2017 Annual Cash Incentive. Executive received an annual cash incentive award for 2017 in the amount of $685,000 paid on January 12, 2018. Executive shall not participate in the Company’s annual long-term incentive plan or its annual cash incentive plan for 2018 or thereafter.
2. Equity-Based Awards. With respect to restricted stock awards subject to time-based vesting conditions (the “Time-Based Awards”) or performance-based vesting conditions (the “Performance-Based Awards”) and the applicable award agreements thereunder, subject to Executive’s (a) timely execution and non-revocation of the Release Agreement and (b) compliance in all material respects with the obligations and covenants under this Agreement:
a.Accelerated Vesting of Time-Based Awards. All of the Time-Based Awards granted to Executive prior to the Retirement Date that are scheduled to vest after the Retirement Date shall vest on the day immediately prior to the Retirement Date. This Section 2(a) shall supersede the vesting provisions of the award agreements evidencing Executive’s Time-Based Awards granted prior to the Retirement Date.
b.2016 Performance-Based Awards. The Performance-Based Awards granted to Executive in January 2016 (the “2016 PBAs”) shall continue to vest in accordance with the applicable award agreement. Upon vesting of any of 2016 PBAs, accrued dividend payments in respect of such awards shall be paid to Executive in accordance with the terms of the applicable award agreement. This Section 2(b) shall supersede the vesting provisions of the applicable award agreement.
c.2017 Performance-Based Awards. The Performance-Based Awards granted to Executive in January 2017 (the “2017 PBAs”) shall be forfeited and terminate on January 18, 2018.
3.Consulting.
a.Consulting Period and Services. Commencing on the Retirement Date and ending on the 12-month anniversary thereof (the “Consulting Period”), Executive shall make himself available to consult with the Company as reasonably requested by the Company from time to time to (i) transition Executive’s day-to-day duties to other executives of the Company, (ii) review and provide advice on potential real property investments by the Company, (iii) pursue a sale of the assets owned by Rehab Humble Lessee L.P. and BP Lessee L.P., and (iv) pursue land parcels for development of industrial build-to-suit facilities with developer partners (collectively, the “Services”). The Company will use commercially reasonable, good faith efforts to cooperate with the Executive’s performance of the Services; provided, that under no circumstances shall Executive be under the supervision or control of the Company in performing the Services and in no event shall the Company have any liability for any rejection of an offer to purchase the assets or opportunities described in clause (iii) or (iv). Executive shall not have a title and shall have no authority to bind any member of the Company Group. Executive shall copy one of the Company’s Executive Vice Presidents on any correspondence with third-parties in performing the Services and Executive shall us reasonable efforts to invite an Executive Vice President, with reasonable notice, to any meeting (in-person or by teleconference) with any third-parties in performing the Services. Executive agrees to abide by the Company’s applicable policies (as the same may be amended by the Company from time to time) in performing the Services, including, without limitation, the Company’s Code of Business Conduct and Ethics.
b.Consulting Fee, Profit Participation and Expense Reimbursement. In exchange for the Services during the Consulting Period:
i.The Company agrees to pay Executive an annual fee of $530,000 (the “Annual Fee”) paid in equal monthly installments during the Consulting Period.
ii.The Company shall pay, or cause Lexington Realty Advisors, Inc. (“LRA”) to pay, to Executive 25% of the net proceeds received (1) by the Company between the date of this Agreement and December 31, 2019 from its promoted interest in Rehab Humble Lessee L.P. and BP Lessee L.P. and (2) by LRA between the date of this Agreement and December 31, 2019 from the incentive fee under that certain Investment Advisory and Asset Management Agreement, dated as of August __, 2000, as amended from time to time, between AGAR International Holdings Ltd. and LRA; provided, that any such payments shall exclude the payment of any amounts currently being held back under applicable agreements. Notwithstanding the foregoing, such payments, if any, (1) shall be made in a lump sum on or about January 15, 2020, and (2) the amount of such lump sum payment shall not exceed $795,000.
iii.The Company and Executive shall endeavor to enter into a mutually agreeable written agreement for an appropriate level of participation by Executive in any profit, over an acceptable return to the Company, received by the Company from the development of land parcels sourced by the Executive and acquired by the Company in 2018 and 2019.
iv.The Executive shall be reimbursed by the Company for all reasonable expenses actually incurred by Executive in connection with the performance of the Services in accordance with policies established by the Company from time to time and upon receipt of appropriate documentation.
v.Except as to the amounts set forth in this Section 3, no other payment or benefits shall be due or payable to Executive for the Services. The Company may terminate Executive’s service for Cause (as defined in the Employment Agreement) prior to the expiration of the Consulting Period, and in such event Executive shall forfeit Executive’s right to receive any amounts owed hereunder.
vi.If Executive timely elects continued coverage for Executive and Executive’s spouse under one or more fully-insured group health plans sponsored by the Company, the Company shall pay or reimburse Executive’s COBRA premiums through January 15, 2020 or the date Executive ceases to be eligible for COBRA coverage, if earlier. Alternatively, at the Executive’s election, the Company may reimburse Executive for a Medicare supplement insurance policy through January 15, 2020 for Executive and Executive’s spouse.
vii.Any payment hereunder may be deferred, upon agreement of the Company, to the extent necessary to preserve deductibility under Section 162(m) of the Internal

Revenue Code of 1986, as amended. Amounts deferred pursuant to this paragraph shall be paid to Executive in the first calendar year or years in which the Company reasonably believes making such payment or payments will not result in the loss of a deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended.
c.Office Space. Executive shall relinquish his current office space on the Retirement Date, but the Company shall provide Executive with temporary space as necessary during the Consulting Period in the Company’s New York, NY office.
d.Status as an Independent Contractor. In all matters relating to the Services, nothing under this Agreement shall be construed as creating any partnership, joint venture or agency between the Company and Executive or to constitute Executive as an agent, employee or representative of the Company. Executive shall act solely as an independent contractor and, as such, is not authorized to bind any member of the Company Group to third parties. Consequently, Executive shall not be entitled to participate during the Consulting Period in any of the employee benefit plans, programs or arrangements of the Company Group in Executive’s capacity as a consultant or otherwise (this does not reduce any rights Executive may have under COBRA). Executive shall be responsible for and pay all taxes, including, without limitation, self-employment taxes and taxes under Section 409A of the Internal Revenue Code of 1986, as amended, related to the receipt of compensation in connection with the provision of the Services. Executive shall not make any public statements concerning the Services that purport to be on behalf of the Company Group, in each case without prior consent from the Company.
e.Restrictive Covenants. Subject to Section 6 of this Agreement, the covenants and agreements set forth in Section 7 of the Employment Agreement (the “Restrictive Covenants”) are incorporated herein by reference as if such provisions were set forth herein in full; provided, however, that clause (x) of Section 7(a) is hereby amended to read as follows: “(x) the scope of businesses and the jurisdictions and marketing areas within which the Executive has agreed not to compete pursuant to clause (a)(i) of this Section 7 shall, for any challenged activity of the Executive, be determined as of as of last day of the Consulting Period, provided further that the restricted activities shall include activities that were under active consideration or were in planning by the Company as of that date”. Notwithstanding the foregoing, the Company and Executive agree that (i) Executive shall be subject to the Restrictive Covenants at all times during the Consulting Period, (ii) the one-year post-termination period applicable to the non-competition and non-solicitation covenants in Section 7 of the Employment Agreement shall not expire on the one-year anniversary of the Retirement Date but shall instead expire on the one-year anniversary of the Consulting Period.
4.No Other Compensation or Benefits. Except as otherwise specifically provided herein or as required by the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) or other applicable law, Executive shall not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit plans, programs or arrangements of the Company Group on or after the Retirement Date.

5. Covenants and Agreements.

a.Non-Disparagement. Subject to Section 6 below, Executive agrees to refrain from making, directly or indirectly, now or at any time in the future, whether in writing, orally or electronically any comment that Executive knows or reasonably should know is critical in any material respect of the Company Group or any of its trustees, directors or officers or is otherwise detrimental in any material respect to the business or financial prospects or reputation of the Company Group.
b. Return of Property. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings, or correspondence, whether visually perceptible, machine-readable or otherwise, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing, and all physical items related to the business of the Company, including, without limitation, any Company issued technology or equipment, whether of a public nature or not, and whether prepared by Executive or not, are and shall remain the exclusive property of the Company, and shall not be removed from its premises, except as required in the course of Executive’s performance of the Services, without the prior written consent of the Company. No later than the end of the Consulting Period, such items, including any copies or other reproductions thereof, shall be promptly returned by Executive to the Company (or, if requested by the Company, destroyed by Executive).
6.Confidential Disclosure in Reporting Violations of Law or in Court Filings. Executive acknowledges and the Company agrees that Executive may disclose “confidential information” (as such term is used in the Company’s Code of Business Conduct and Ethics, as the same may be amended by the Company) in confidence, directly or indirectly, to federal, state, or local government officials or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or regulation or making other disclosures that are protected under the whistleblower provisions of state or federal laws or regulations. Executive may also disclose Confidential Information in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of Confidential Information that are expressly allowed by 18 U.S.C. § 1833(b). The parties agree that this Agreement will be filed publicly with the Securities and Exchange Commission (the “SEC”).
7.Section 409A. This Agreement is intended to meet, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and interpretive guidance promulgated thereunder (collectively, “Section 409A”), with respect to amounts subject thereto, and shall be interpreted and construed consistent with that intent. No expenses eligible for reimbursement, or in-kind benefits to be provided, during any calendar year shall affect the amounts eligible for reimbursement in any other calendar year, to the extent subject to the requirements of Section 409A, and no such right to reimbursement or right to in-kind benefits shall be subject to liquidation or exchange for any other benefit. For purposes of Section 409A, each payment in a series of installment payments provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A as determined by the Company based on the advice of its tax advisor. If amounts payable under this Agreement do not qualify for exemption from Section 409A at the time of

Executive’s separation from service and therefore are deemed deferred compensation subject to the requirements of Section 409A on the date of such separation from service, then if Executive is a “specified employee” under Section 409A, as determined by the Company based on the advice of its tax advisor, on the date of Executive’s separation from service, payment of the amounts hereunder shall be delayed for a period of six months from the date of Executive’s separation from service if required by Section 409A. The accumulated postponed amount shall be paid in a lump sum within 10 days after the end of the six-month period. Based on the foregoing, it is currently contemplated that the release of shares from the rabbi trust benefiting the Executive will occur no earlier than six months after the Executive’s separation from service, which under this agreement is January 15, 2019. If Executive dies during the postponement period prior to payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to Executive’s estate within 10 days after the date of Executive’s death.
8.Miscellaneous.
a.Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.
b.Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:
If to the Company, to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attn: Lead Independent Trustee

with a copy to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attention: General Counsel
If to Executive, to:
Richard J. Rouse
at the address set forth on the signature page hereof.

Either party may change its address for notices in accordance with this Section by providing written notice of such change to the other party.
c.Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that exclusive venue for any litigation, action or proceeding arising from or relating to this Agreement shall lie in the state or federal courts located in New York County, New York and each of the parties expressly waives any right to contest such venue for any reason whatsoever.
d.Assignability. The Executive may not assign Executive’s interest in or delegate Executive’s duties under this Agreement. This Agreement is personal to the Executive, and the services to be rendered by Executive under this Agreement must be rendered by Executive and no other person. The Executive represents and warrants to the Company that the Executive has no contracts or agreements of any nature that the Executive has entered into with any other person, firm or corporation that contain any restraints on the Executive’s ability to perform his obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Notwithstanding anything else in this Agreement to the contrary, (1) the Company will assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger or consolidation, (2) if Executive dies prior to the completion of any payment obligations of the Company to Executive hereunder, the payments and benefits due to Executive under this Agreement shall be paid to Executive’s estate within the timeframes set forth in this Agreement and any/all obligations required from Executive to receive such payments and benefits shall be deemed fulfilled.
e.Entire Agreement. This Agreement, including its incorporated Exhibit A, constitutes the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s employment, termination of employment, severance benefits or the other subject matters of this Agreement are superseded in their entirety by this Agreement.
f.Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
g.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.
h.Interpretation. As both parties having had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.

i.Withholding. Any payments made to Executive under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract.

j.Survivability. Those provisions and obligations of this Agreement which are intended to survive shall survive notwithstanding termination of Executive’s employment with the Company.

k.Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

Lexington Realty Trust

By:	/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: Chief Executive Officer

/s/ Richard J. Rouse
Executive: Richard J. Rouse

Executive’s Address:

11 Kanes Lane
Huntington Bay, NY 11743

[Signature Page to Retirement Agreement]

EXHIBIT A
RELEASE AGREEMENT
THIS RELEASE AGREEMENT (this “Agreement”), dated as of                     , 201__, by and between Lexington Realty Trust, with its principal place of business at One Penn Plaza, Suite 4015, New York, NY 10119-4015 (the “Company”), and Richard J. Rouse, residing at the address set forth on the signature page hereof (“Executive”). Capitalized terms used herein but not defined shall have the meanings set forth in the Retirement Agreement, dated as of January 14, 2018 (the “Retirement Agreement”), by and between the Company and Executive.
WHEREAS, the Retirement Agreement sets forth the terms and conditions of Executive’s retirement from employment with the Company effective as of Retirement Date (as defined in the Retirement Agreement); and
WHEREAS, the Retirement Agreement provides that, in consideration for certain payments and benefits payable to Executive in connection with Executive’s retirement, Executive shall fully and finally release the Company Group from all claims relating to Executive’s employment relationship with the Company and the termination of such relationship.
Accordingly, the parties hereto agree as follows:

1.	Release.
a.General Release. In consideration of the Company’s obligations under the Retirement Agreement and for other valuable consideration, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, trustees, directors and agents (collectively, the “Released Parties”) from any and all claims, actions and causes of action (collectively, “Claims”), including, without limitation, any Claims arising under (a) the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1514; Sections 748(h)(i), 922(h)(i) and 1057 of the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd Frank Act”), 7 U.S.C. § 26(h), 15 U.S.C. § 78u-6(h)(i) and 12 U.S.C. § 5567(a) but excluding from this release any right Executive may have to receive a monetary award from the SEC as an SEC Whistleblower, pursuant to the bounty provision under Section 922(a)-(g) of the Dodd Frank Act, 7 U.S.C. Sec. 26(a)-(g), or directly from any other federal or state agency pursuant to a similar program, or (b) any applicable federal, state, local or foreign law, that Executive may have, or in the future may possess arising out of (x) Executive’s employment relationship with and service as a trustee, director, employee, officer or manager of the Company Group, and the termination of such relationship or service, or (y) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof; provided, however, that the release set forth in this Section 1(a) shall not apply to (i) the obligations of the Company under the Retirement Agreement and (ii) the obligations of the Company to continue to provide trustee/director and officer indemnification to Executive as provided in the declaration of trust, bylaws or other governing documents for the Company. Executive further agrees that the payments and benefits described in the Retirement Agreement shall be in full satisfaction of any and all claims for payments or benefits, whether express or implied, that Executive may have against the Company Group arising out of Executive’s employment relationship, Executive’s service as a trustee,

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director, employee, officer or manager of the Company Group and the termination thereof. The provision of the payments and benefits described in the Retirement Agreement shall not be deemed an admission of liability or wrongdoing by the Company Group. This Section 1(a) does not apply to any Claims that Executive may have as of the date Executive signs this Agreement arising under the federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). Claims arising under ADEA are addressed in Section 1(b) of this Agreement.
b.Specific Release of ADEA Claims. In consideration of the payments and benefits provided to Executive under the Retirement Agreement, Executive hereby releases and forever discharges the Company Group and each of their respective officers, employees, trustees, directors and agents from any and all Claims that Executive may have as of the date Executive signs this Agreement arising under ADEA. By signing this Agreement, Executive hereby acknowledges and confirms the following: (a) Executive is hereby advised by the Company in connection with Executive’s termination to consult with an attorney of Executive’s choice prior to signing this Agreement and to have such attorney explain to Executive the terms of this Agreement, including, without limitation, the terms relating to Executive’s release of claims arising under ADEA; (b) Executive has been given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of Executive’s choosing with respect thereto; and (c) Executive is providing the release and discharge set forth in this Section 1(b) only in exchange for consideration in addition to anything of value to which Executive is already entitled.
c.Representation. Executive hereby represents that Executive has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit or administrative agency proceeding, or action at law or otherwise against any member of the Company Group or any of their respective officers, employees, trustees, directors, shareholders or agents.
2.Cessation of Payments. In the event that Executive (a) files any charge, claim, demand, action or arbitration with regard to Executive’s employment, compensation or termination of employment under any federal, state or local law, or an arbitration under any industry regulatory entity, except in either case for a claim for breach of the Retirement Agreement or failure to honor the obligations set forth therein or (b) breaches any of the covenants or obligations contained in or incorporated into the Retirement Agreement, the Company shall be entitled to cease making any payments due pursuant to the Retirement Agreement.
3.Voluntary Assent. Executive affirms that Executive has read this Agreement, and understands all of its terms, including the full and final release of claims set forth in Sections 1(a) and 1(b). Executive further acknowledges that (a) Executive has voluntarily entered into this Agreement; (b) Executive has not relied upon any representation or statement, written or oral, not set forth in this Agreement; (c) the only consideration for signing this Agreement is as set forth in the Retirement Agreement; and (d) this document gives Executive the opportunity and encourages Executive to have this Agreement reviewed by Executive’s attorney and/or tax advisor.

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4. Revocation. This Agreement may be revoked by Executive within the seven-day period commencing on the date Executive signs this Agreement (the “Revocation Period”). In the event of any such revocation by Executive, all obligations of the Company under the Retirement Agreement shall terminate and be of no further force and effect as of the date of such revocation. No such revocation by Executive shall be effective unless it is in writing and signed by Executive and received by the Company prior to the expiration of the Revocation Period.
5.Miscellaneous.
a.Severability. As the provisions of this Agreement are independent of and severable from each other, the Company and Executive agree that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise hereof is found to be unreasonable or otherwise unenforceable, then such decision shall not affect the validity of the other provisions of this Agreement, and such invalid term, restriction, covenant, or promise shall also be deemed modified to the extent necessary to make it enforceable.
b.Notice. For purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when received if delivered in person, the next business day if delivered by overnight commercial courier (e.g., Federal Express), or the third business day if mailed by United States certified mail, return receipt requested, postage prepaid, to the following addresses:
If to the Company, to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attn: Lead Independent Trustee

with a copy to:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attention: General Counsel
If to Executive, to:
Richard J. Rouse
at the address set forth on the signature page hereof.
Either party may change its address for notices in accordance with this Section 5(b) by providing written notice of such change to the other party.
c.Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that exclusive venue for any litigation, action or proceeding arising from or relating to this Agreement shall lie in the state

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or federal courts located in New York County, New York and each of the parties expressly waives any right to contest such venue for any reason whatsoever.

d.Benefits; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, legal representatives, successors and, in the case of a sale of all or substantially all of the Company’s assets, or upon any merger, consolidation or reorganization of the Company, the Company’s assigns.
e.Entire Agreement. This Agreement and the Retirement Agreement constitute the entire agreement between the parties, and all prior understandings, agreements or undertakings between the parties concerning Executive’s termination of employment or the other subject matters of this Agreement (including, without limitation, the Executive Severance Policy Agreement) are superseded in their entirety by this Agreement.
f.Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
g.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.
h.Interpretation. As both parties having had the opportunity to consult with legal counsel, no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by reason of such party having, or being deemed to have, drafted, devised, or imposed such provision.
i.Incorporation of Recitals. The recitals set forth in the beginning of this Agreement are hereby incorporated into the body of this Agreement as if fully set forth herein.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

Lexington Realty Trust

By:
Name: T. Wilson Eglin
Title: Chief Executive Officer

Executive: Richard J. Rouse

Executive’s Address:

11 Kanes Lane
Huntington Bay, NY 11743

[Signature Page to Release Agreement]

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